UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 28, 2010
ORIENTAL FINANCIAL GROUP INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Puerto Rico	001-12647	66-0538893
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

Oriental Center
Professional Offices Park
997 San Roberto Street, 10th Floor
San Juan, Puerto Rico	00926
(Address of principal executive offices of each registrant)	(Zip Code)
(787) 771-6800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 30, 2010, Oriental Financial Group Inc. (the “Company”) announced that it completed the sale to various purchasers of $200 million of the Company’s Mandatorily Convertible Non-Cumulative Non-Voting Perpetual Preferred Stock, Series C (the “Preferred Stock”), through a private placement, pursuant to a Securities Purchase Agreement, effective as of April 28, 2010, between the Company and each of the purchasers (the “Securities Purchase Agreement”). The Securities Purchase Agreement contains representations and warranties with respect to the Company and each purchaser that are customary in private placement transactions.
The Preferred Stock has a liquidation preference of $1,000 per share and will mandatorily convert into shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), at a conversion price of $15.015 per share (or 13,320,000 shares of Common Stock), upon receipt of approval of such convertibility by the Company’s stockholders. The Company intends to seek stockholder approval at a special stockholders meeting to be held as promptly as practicable, but in no event later than 75 days after the closing of the purchase of the Preferred Stock, to provide for such convertibility.
The foregoing summary of the Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designations of the Preferred Stock, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The Company has also agreed to file with the Securities and Exchange Commission (the “SEC”), within 90 days following the closing, a registration statement covering the resale of the Preferred Stock and the shares of Common Stock issuable upon conversion thereof. The Company agreed to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable and no later than 120 days (or 155 days, if the registration statement is subject to review by the SEC) following the closing.
The Company will be required to make certain payments as liquidated damages to holders of the Preferred Stock in certain circumstances if the registration statement is not (i) filed with the SEC within specified time periods, (ii) declared effective by the SEC within specified time periods or (iii) available (with certain limited exceptions) after having been declared effective.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 above is incorporated herein by reference.
The shares of Preferred Stock issued pursuant to the Securities Purchase Agreement were offered and sold in private transactions and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in compliance with the exemption from Securities Act registration provided by Section 4(2) of the Securities Act.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 29, 2010, the Company filed with the Secretary of State of the Commonwealth of Puerto Rico a Certificate of Designations establishing the terms of the Preferred Stock. The Certificate of Designations is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.
On April 30, 2010, the Company issued a press release announcing that it had completed the sale of the shares of Preferred Stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description of Document
3.1	Certificate of Designations of Mandatorily Convertible Non-Cumulative Non-Voting Perpetual Preferred Stock, Series C.

99.1	Press release, dated April 30, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 3, 2010

ORIENTAL FINANCIAL GROUP INC.
By:	/s/ José Rafael Fernández
	Name:	José Rafael Fernández
	Title:	President and Chief Executive Officer